UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2011

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China Fruits Corporation

(Exact Name of Registrant as Specified in Charter)

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Nevada

(State or Other Jurisdiction of Incorporation)

0-22373

(Commission File Number)

58-2027283

(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County

Jiang Xi Province, P. R. China

(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199

(Registrant's Telephone Number, Including Area Code)

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Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

(1)

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 1, 2011, the Registrant announced the appointment of Mr. Li, Ze to the position of Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

Mr. Li, Ze, aged 29, received his bachelor degree in business administration from Northern Industrial University, major in Accounting. From July 2006 through March 2009, Mr. Li worked as accountant in Beijing Agricultural, Industrial & Commercial Trading Company. Prior to the appointment as our Chief Financial Officer, Mr. Li has worked as senior accountant, assistant manager, and manager of Accounting Department in Tai Na International Fruits (Beijing) Co. Ltd. since June 2009. Mr. Li has systematic knowledge about accounting and finance. He is experienced in accounting regulations, rules and policies, sophisticated in taxation, corporate finance and internal control system.

Mr. Li is not, and has not been, a participant in any transaction with the Registrant that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Li and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer. The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Li had or is to have a direct or indirect material interest.

On September 1, 2011, Mr. Li, Lin Feng resigned as Chief Financial Officer of the Registrant.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Fruits Corporation

DATED: September 5, 2011	By:	/s/ Chen, Quan Long
Chen, Quan Long President